UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2009

MacroSolve, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1518725
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification Number)

 (Address of principal executive offices) (zip code)

(918) 280-8693
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

MacroSolve, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated July 20, 2009 (the “Agreement”), with eight investors pursuant to which the Company will issue up to $2,201,165 in Convertible Subordinated Debentures (“Convertible Debentures”).

The Company issued approximately $850,000 of Convertible Debentures on July 20, 2009.  The remaining Convertible Debentures will be issued on a monthly schedule from September 2009 through November 2009 and February 2010 through September 2010, dependent upon the Company meeting certain milestones.

The Convertible Debentures shall bear interest at prime rate, set at the beginning of each calendar quarter, plus five percent.  The Company may elect, in its sole discretion, to make interest payments in cash, the Company’s common stock or a combination thereof.  The Convertible Debentures mature on July 31, 2014 and may be converted by the investor into the Company’s common stock at $0.10 per share.  The investors will also receive up to 22,011,650 warrants to purchase the Company’s common stock for $0.10 per share.  The number of warrants issued will depend on the amount of Convertible Debentures issued by the Company.  Each investor will receive 100% warrant coverage on its investment in the Convertible Debentures.

The Agreement contains customary representations, warranties, covenants and conditions to closing. The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K.

The Company has approval from the Board of Directors, and intends to sell, an additional $1.8 million in Convertible Debentures for a total issuance of up to $4,000,000 in Convertible Debentures.

The Convertible Debentures are being issued in transactions that were exempt from registration under Regulation D Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), as transactions by an issuer not involving a public offering. All of the investors were knowledgeable, sophisticated and had access to comprehensive information about the Company and represented their intention to acquire the Convertible Debentures for investment only and not with a view to distribute or sell the Convertible Debentures.

Item 8.01.	Other Events.

On July 24, 2009, the Company issued a press release announcing the issuance of the Convertible Debentures.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.9	Form of Securities Purchase Agreement
99.1	Press Release of MacroSolve, Inc. dated July 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MacroSolve, Inc.

Dated: July 24, 2009	By: /s/ Clint Parr
Name: Clint Parr
Title: Chief Executive Officer